Exhibit 99.1

CEPHALON, INC.

401(K) PROFIT SHARING PLAN

Amended and Restated Effective November 1, 2004

i

v

ARTICLE I

STATEMENT OF PURPOSE

Sec. 1.01         Background and Purpose.  Cephalon, Inc. established, effective November 18, 1991, and has since maintained, the Cephalon, Inc. 401(k) Profit Sharing Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of its participating affiliates.  The Plan has previously been amended on several occasions to reflect changes in plan design and administrative practices.  The Plan, as amended and restated herein for purposes of reflecting the merger of the CIMA Labs Inc. 401(k) Retirement Plan with and into the Plan, as well as to make certain design changes to the Plan, is generally effective November 1, 2004, except as otherwise required by law or provided herein or in an amendment hereto.

Sec. 1.02         Rights Affected.  Except as otherwise provided herein or required by law, the Plan, as amended and restated, shall apply only to an Employee who has a Separation from Service on or after November 1, 2004.  The rights and benefits, if any, of any other person shall be governed by the Plan as in effect on the date of his Separation from Service, except to the extent expressly provided in any amendment adopted subsequently thereto.

Sec. 1.03         Qualification Under the Internal Revenue Code.  It is intended that the Plan continue to be a qualified profit sharing plan within the meaning of section 401(a) of the Code, that the requirements of section 401(k) or 414(v) of the Code be satisfied as to that portion of the Plan represented by contributions made pursuant to Participant salary deferral elections, and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code.  Subject to the provisions of Article IV of the Plan (identifying certain circumstances authorized by statute or regulation the occurrence of which may result in refunds to the Employer of amounts contributed under the Plan), the assets of the Plan shall be applied exclusively for the purposes of providing benefits to Participants and Beneficiaries under the Plan and for defraying expenses incurred in the administration of the Plan and its corresponding trust or other funding vehicle.

Sec. 1.04         Documents.  The Plan consists of the Plan document as set forth herein, and any amendment thereto.  Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreement (or documents establishing any other funding vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing.  Descriptive material relating to the Plan shall not be considered a part of the Plan, and in the event of any conflict between such descriptive material and the Plan, the text of the Plan shall govern.

ARTICLE II

DEFINITIONS

Sec. 2.01         “Account” shall mean the entire interest of a Participant in the Plan.  A Participant’s Account shall consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.

Sec. 2.02         “Actual Deferral Percentage” shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of Salary Deferrals allocated on behalf of the Employee as of a date within the Plan Year (excluding any Salary Deferrals (i) taken into account in determining the Average Contribution Percentage described in Section 2.07, (ii) distributed to an active Participant who is not a Highly Compensated Employee pursuant to a claim or a deemed claim for distribution under Section 6.04, (iii) returned to the Participant pursuant to Section 5.05, (iv) which do not relate to Compensation that either (a) would have been received by the Employee in the Plan Year, but for the Employee’s Salary Deferral election pursuant to Section 6.01, or (b) is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s Salary Deferral election pursuant to Section 6.01, would have been received by the Employee within two and one-half months after the close of the Plan Year or (v) contributed pursuant to Section 6.01(b)) to the Employee’s Statutory Compensation that is paid to the Employee for the Plan Year while he was eligible to participate in the Plan.  For purposes of this Section 2.02, Salary Deferrals shall be considered allocated on behalf of an Employee as of a date within a Plan Year if the allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date subsequent to such date, and the Salary Deferral is actually paid to the Trust no later than the close of the following Plan Year.  The Actual Deferral Percentage with respect to any Highly Compensated Employee shall be determined by treating all plans of the Employer or an Affiliated Company in which the Highly Compensated Employee is eligible to participate (excluding plans that are not permitted to be aggregated under Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B)) as a single plan.

Sec. 2.03         “Affiliated Company” shall mean any entity which (a) with the Company, constitutes (i) a “controlled group of corporations” within the meaning of section 414(b) of the Code, (ii) a “group of trades or businesses under common control” within the meaning of section 414(c) of the Code, or (iii) an “affiliated service group” within the meaning of section 414(m) of the Code, (b) is required to be aggregated with the Company under section 414(o) of the Code and the regulations thereunder, or (c) is determined by the Company to be treated as such for any or all purposes hereunder.  An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists.  When the term “Affiliated Company” is used in Section 2.05, sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of section 415(h) of the Code, which substitutes the phrase “more than 50 percent” for the phrase “at least 80 percent” in section 1563(a)(1) of the Code, which is then incorporated by reference in section 414(b).

Sec. 2.04         “Alternate Payee” shall mean the person entitled to receive payments of benefits under the Plan pursuant to a QDRO.

Sec. 2.05         “Annual Addition” shall mean, for any Limitation Year, the sum of (1)

Employer contributions (including Matching Contributions and Salary Deferral amounts other than Salary Deferrals contributed pursuant to Section 6.01(b) or distributed pursuant to Section 6.04, Discretionary Contributions and Qualified Employer Contributions) allocated to the Participant’s Account; (2) Participant after-tax contributions, if any, allocated to the Participant’s Account; (3) forfeitures reallocable to the Participant’s Account; and (4) amounts described in section 415(l)(2) (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and 419A(d)(2) (relating to post-retirement medical or life insurance benefit accounts for Key Employees) of the Code.  For the purposes of this Section 2.05, contributions to any qualified defined contribution plan sponsored by the Employer or by an Affiliated Company, and any forfeitures reallocated under any such plan, shall be considered to be contributions or reallocable forfeitures, as the case may be, under the Plan.  Anything contained in this Section to the contrary notwithstanding, contributions to any plan aggregated with the Plan under the preceding sentence, or any contribution received by this Plan or any such other plan that represents a direct transfer of a Participant’s benefit from another plan or a rollover of a distribution received from another plan shall not be considered a Participant contribution for the purposes of this Section.

Sec. 2.06         “Average Actual Deferral Percentage” shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of Employees in a specified group.

Sec. 2.07         “Average Contribution Percentage” shall mean the average (expressed as a percentage) of the Contribution Percentages of Employees in a specified group.

Sec. 2.08         “Beneficiary” shall mean the person or entity designated or otherwise determined to be such in accordance with Section 9.08.

Sec. 2.09         “Benefit Commencement Date” shall mean the date on which there is distributed to the Participant (or to the Beneficiary of a deceased Participant) the entire amount standing to his credit under the Plan, or, if distribution is to be made in more than one payment, the date on which the first such benefit payment is made to the Participant (or to the Beneficiary of a deceased Participant).

Sec. 2.10         “Board of Directors” shall mean the board of directors of the Company.

Sec. 2.11         “CIMA Account”  shall mean so much of a Participant’s Account as consists of amounts transferred to the Plan from the CIMA Plan following the merger of the CIMA Plan with and into the Plan, effective November 1, 2004, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereagainst and all withdrawals and distributions therefrom.

Sec. 2.12         “CIMA Plan”  shall mean the CIMA Labs Inc. 401(k) Retirement Plan.

Sec. 2.13         “Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.

Sec. 2.14         “Company” shall mean Cephalon, Inc., a Delaware corporation, and any successor thereto that adopts the Plan.

Sec. 2.15         “Company Stock” shall mean the common stock of the Company.

Sec. 2.16         “Company Stock Fund” shall mean the Investment Fund invested and reinvested exclusively in Company Stock.

Sec. 2.17         “Compensation” shall mean, for any Plan Year:

(a)           except as otherwise provided below in this definition, basic salary or wages, overtime payments and commissions paid by the Employer to or on behalf of the Participant, exclusive of compensation paid or accrued with respect to service performed prior to the date on which the Employee became a Participant.  Compensation shall not include bonus or incentive payments (other than sales bonuses in lieu of commissions and characterized as such under Employer payroll practices), special awards, Employer contributions to Social Security, severance pay of any kind, the value of any non-cash fringe benefits provided by the Employer, amounts paid in reimbursement of, or in lieu of, expenses incurred by the Participant in the performance of his duties, and the value of non-money awards or gifts made by the Employer; provided, however, that Compensation shall be determined prior to giving effect to any Salary Deferral election made pursuant to the terms of this Plan or to any salary reduction election made pursuant to section 125 of the Code (including, any amounts deducted on a pre-tax basis for group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan) or under section 132(f)(4) of the Code.

(b)           for purposes of Section 4.04, “Compensation” shall mean the Compensation, as defined in subsection (a), that the Participant would have received during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Participant’s average earnings from an Employer or an Affiliated Company for the twelve-month period immediately preceding the Participant’s period of Qualified Military Service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by law.

(c)           only the first $205,000, as adjusted in accordance with section 401(a)(17)(B) of the Code, of the aggregate amount described in subsections (a) and (b) of this definition and Section 2.52 shall be counted.

Sec. 2.18         “Contribution Percentage” shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one-percent) of the sum of after-tax Participant contributions and Matching Contributions to the extent such Matching Contributions constitute a matching contribution within the meaning of section 401(m)(4)(A) of the Code, on behalf of the Employee for the Plan Year to the Employee’s Statutory Compensation that is paid to the Employee for the Plan Year while he was eligible to participate in the Plan.  The Contribution Percentage with respect to any Highly Compensated Employee shall be determined by treating all plans of the Employer or an Affiliated Company in which the Highly Compensated Employee is eligible to participate (excluding plans that are not permitted to be aggregated under Treasury Regulation section 1.401(m)-1(b)(3)(ii)) as a single plan.  For purposes of determining the Contribution Percentage, the Employer or the Plan Administrator may take into account, in accordance with

Treasury regulations, Salary Deferrals made pursuant to Article VI (excluding Salary Deferrals contributed pursuant to Section 6.01(b)).

Sec. 2.19         “Determination Date” shall mean the last day of the preceding Plan Year.

Sec. 2.20         “Discretionary Contribution” shall mean an Employer contribution made pursuant to Section 4.02(b).

Sec. 2.21         “Discretionary Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Discretionary Contributions allocated to such Participant’s Account, including all earnings and losses attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and all withdrawals and distributions therefrom.

Sec. 2.22         “Early Retirement Date” shall mean the first day of the month coinciding with or next following a Participant’s retirement on or after the later of his attainment of age 55 or the tenth (10th) anniversary of his Employment Commencement Date, but prior to his attainment of Normal Retirement Age.

Sec. 2.23         “Effective Date” of this amended and restated Plan shall mean November 1, 2004.  The original “Effective Date” for the Plan shall mean November 18, 1991.

Sec. 2.24         “Eligible Employee” shall mean each person in the employ of an Employer, other than (i) any person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the eligibility of such person to participate in this Plan, (ii) any person who, as to the United States, is a non-resident alien with no U.S. source income from the Employer, (iii) any person who renders service to an Employer under circumstances in which his wages or remuneration is paid by a third party service provider or temporary service agency, regardless of any governmental or judicial determination or holding which characterizes the individual as an employee of the Employer, including, without limiting the foregoing, a leased employee as defined in section 414(n) of the Code, and (iv) an independent contractor or any other person who the Employer determines, in its sole discretion based on the criteria set forth in Treasury Regulation section 31.3401(c)-1, is not is a common law employee.  If a person described in clause (iv) of the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if the Employer is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by the Employer in settlement of any claim or action relating to such individual’s employment status), such individual will not become eligible to become a Participant in this Plan by reason of such reclassification or determination.

Sec. 2.25         “Employee” means a person who is employed by an Employer or an Affiliated Company.  A person who is not otherwise employed by an Employer or Affiliated Company will be deemed to be employed by any such company if he is a leased employee with respect to what services such Employer or Affiliated Company is the recipient, within the meaning of section

414(n) or 414(o) of the Code, but to whom section 414(n)(5) of the Code does not apply.

Sec. 2.26         “Employer” shall mean the Company and any Affiliated Company or other entity which, with the consent of the Board of Directors, adopts this Plan and joins in the corresponding Trust Agreement.

Sec. 2.27         “Employment Commencement Date” shall mean, with respect to any individual, the first date on which that individual performs an Hour of Service in the employ of an Employer or an Affiliated Company, whether or not such service was performed as an Eligible Employee.

Sec. 2.28         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Sec. 2.29         “Excused Absence” means any of the following:

(a)           absence on leave granted by an Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing, provided that the Employer gives similar treatment to all Employees in similar circumstances;

(b)           absence in any circumstance so long as the Employee continues to receive his regular compensation from the Employer, but in no event after the employment relationship between the Employer and Employee is severed;

(c)           absence in the armed forces of the United States or government service; or

(d)           absence by reason of illness or disability until such time as the employment relationship between the Employer and the Employee is severed.

An “Excused Absence” shall cease to be an “Excused Absence” as of the later of (1) or (2), where

(1)           is the first day of such absence if the Employee fails to return to the service of the Employer (A) within five (5) days of the expiration of any leave of absence referred to in subsection (a) above; (B) at such time as the payment of regular compensation referred to in subsection (b) above is discontinued; (C) within six (6) months after his discharge or release from active duty, or, if the Employee does not return to the service of the Employer within the said six (6) month period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans health care facility; or (D) upon recovery from illness or disability referred to in subsection (a); and

(2)           is the first day of the first Plan Year in which the Employee fails to complete more than five hundred (500) Hours of Service.

The Employer shall be the sole judge of whether or not recovery from illness or disability has occurred for purposes of (1) above.

Sec. 2.30         “Highly Compensated Employee” shall be defined in a manner consistent with section 414(q) of the Code and the regulations promulgated thereunder and shall mean any Employee who performed services for an Employer or an Affiliated Company during the Plan Year for which a determination is being made and who:

(a)           was at any time in the Plan Year or the immediately preceding twelve-month period a five-percent (5%) owner, as defined in section 416(i) of the Code; or

(b)           for the immediately preceding Plan Year received Statutory Compensation from the Employer or an Affiliated Company in excess of $90,000, as adjusted by the Secretary of the Treasury in accordance with section 414(q) of the Code.

A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee when such Employee separated from service with an Employer or such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

Sec. 2.31         “Hour of Service” shall mean, for any Employee:

(a)           An hour for which he is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company.

(b)           An hour for which he is paid or entitled to payment by the Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence.

(c)           An hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Company.

Hours of Service shall be credited to the computation period in which earned, regardless of when determined or awarded.  Notwithstanding the foregoing, (i) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable worker’s compensation or disability insurance laws and (ii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

Sec. 2.32         “Investment Committee” shall mean the person or committee named as such pursuant to the provisions of Article XIII, or in the absence of such appointment, the Company.

Sec. 2.33         “Investment Fund” shall mean the Company Stock Fund and any other fund established pursuant to Section 7.01 for the investment of the assets of the Trust Fund.

Sec. 2.34         “Limitation Year”  shall mean the Plan Year unless a different “Limitation Year” is designated by the Board of Directors by reduction.

Sec. 2.35         “Matching Contribution” shall mean an Employer contribution made pursuant to Section 4.02(a).

Sec. 2.36         “Matching Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Employer Matching Contributions allocated to such Participant’s Account and matching contributions allocated to the Participant’s account under the CIMA Plan prior to November 1, 2004, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

Sec. 2.37         “Named Fiduciary” shall mean the Company, the Trustee, the Plan Administrator (if other than the Company) and the Investment Committee (if other than the Company).  Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement.  Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

Sec. 2.38         “Nonhighly Compensated Employee” shall mean an Employee who is not a Highly Compensated Employee.

Sec. 2.39         “Normal Retirement Age” shall mean (i) prior to November 1, 2004, a Participant’s sixty-fifth (65th) birthday or, if later, the fifth (5th) anniversary of the Participant’s Employment Commencement Date, and (ii) for periods on or after November 1, 2004, a Participant’s sixty-second (62nd) birthday.

Sec. 2.40         “Normal Retirement Date” shall mean the first day of the month coinciding with or next following a Participant’s attainment of Normal Retirement Age.

Sec. 2.41         “Participant” shall mean any person who has been or who is an Eligible Employee and who has been admitted to participation in the Plan pursuant to the provisions of Article III, or a person who has an undistributed interest in the Trust Fund.

Sec. 2.42         “Plan” shall mean the Cephalon, Inc. 401(k) Profit Sharing Plan as set forth herein, and as the same may from time to time be amended.

Sec. 2.43         “Plan Administrator” shall mean the person or committee named as such pursuant to the provisions of Article XII or, in the absence of any such appointment, the Company.

Sec. 2.44         “Plan Year” shall mean the calendar year.

Sec. 2.45         “QDRO” shall mean a “qualified domestic relations order” within the meaning of section 206(d)(3)(B) of ERISA.

Sec. 2.46         “Qualified Employer Contribution” shall mean a contribution made by an Employer pursuant to Section 4.02(c).

Sec. 2.47         “Qualified Employer Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Qualified Employer Contributions allocated to such Participant’s Account, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

Sec. 2.48         “Qualified Military Service” shall mean any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant’s right to reemployment is protected by law.

Sec. 2.49         “Salary Deferral” shall mean the portion of a Participant’s Compensation which is reduced in accordance with Section 6.01 and with respect to which a corresponding contribution is made to the Plan by the Employer pursuant to Section 4.01(a).

Sec. 2.50         “Salary Deferral Account” shall mean so much of a Participant’s Account as consists of amounts contributed to the Plan by the Employer pursuant to the provisions of Section 4.01(a) and allocated to the Account of the Participant pursuant to the provisions of Section 5.01 and salary deferrals allocated to the Participant’s account under the CIMA Plan prior to November 1, 2004, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

Sec. 2.51         “Separation from Service”  shall mean, for any Employee, his death, retirement, voluntary or involuntary termination, Total Disability or any other absence or termination that causes him to cease to be an Employee.

Sec. 2.52         “Statutory Compensation” shall mean, as to any year or other period of reference,

(a)           for purposes of the definitions of “Actual Deferral Percentage” and “Contribution Percentage” and Article XI, as such term is defined in Treasury Regulation section 1.415-2(d)(11)(i), including, (1) for years included in a period of Qualified Military Service, “Compensation” as defined in Section 2.17(b), (2) for purposes of “Actual Deferral Percentage,” “Contribution Percentage,” and “Key Employee” in Article XI, amounts that are excluded from gross income under section 125 (including, any amounts deducted on a pre-tax basis for group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan), 402(e)(3), 402(h), 403(b), 408(p)(2)(A)(i), or 132(f)(4) of the Code and (3) for purposes of Section 11.03, any elective deferral (as defined in section 402(g)(3) of the Code), any amounts excluded from gross income under section 125 (including, any amounts deducted on a pre-tax basis for group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan), 457, or 132(f)(4) of the Code;

(b)           for purposes of Section 5.05, as such term is defined in Treasury Regulation section 1.415-2(d)(11)(i), including (1) for years included in a period of Qualified Military Service, “Compensation” as defined in Section 2.17(b), (2) amounts that are excluded from gross income under section 125 (including, any amounts deducted on a pre-tax basis for group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan), 402(e)(3), 402(h), 403(b), 408(p)(2)(A)(i), or 457 of the Code, and (3) amounts that are excluded from gross income under section 132(f)(4) of the Code;

(c)           for purposes of the definition of “Highly Compensated Employee,” as such term is defined in section 415(c)(3) of the Code and Treasury Regulation section 1.415-2(d)(11)(i), paid to the Employee for the applicable period, including amounts that are excluded from gross income under section 125 (including, any amounts deducted on a pre-tax basis for group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employer does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan), 402(e)(3), 402(h), 403(b), 408(p)(2)(A)(i), or 457 of the Code, and, amounts that are excluded from gross income under section 132(f)(4) of the Code; and

(d)           only the first $205,000, as adjusted in accordance with section 401(a)(17)(B) of the Code and the regulations thereunder, of the amount otherwise described in this Section shall be counted.

Sec. 2.53         “Total Disability” shall mean a disability that would qualify the Participant for long term disability benefits (without regard to any waiting period) under the Employer’s long term disability policy, or, in the absence of a long-term disability plan, for the Participant’s receipt of Social Security disability benefits.

Sec. 2.54         “Trust Agreement” shall mean the agreement and declaration of trust executed for purposes of providing a vehicle for investment of the assets of the Plan as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements or other instruments as may be executed for purposes of providing a vehicle for investment of the assets of the Plan.

Sec. 2.55         “Trust Fund” shall mean all of the assets of the Plan held by the Trustee under the Trust Agreement.

Sec. 2.56         “Trustee” shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

Sec. 2.57         “Valuation Date” shall mean the last day of the Plan Year and each other interim date during the Plan Year on which a valuation of the Trust Fund is made or, with respect to any assets of the Plan held in an open end mutual fund, each business day.

Sec. 2.58         Other Defined Terms.  Other terms may be defined within the text of subsequent sections of this Plan.  Unless specifically indicated otherwise, such terms will have those defined meanings for all purposes under this Plan, with the same force and effect as if set forth in this Article II.

ARTICLE III

PARTICIPATION ELIGIBILITY

Sec. 3.01         Eligibility to Participate.

(a)           Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan or the CIMA Plan immediately prior to the Effective Date shall be eligible to participate as of the Effective Date.  Each other Eligible Employee shall become eligible to participate as described in subsection (b) below.

(b)           An Employee shall become an active Participant on the later of the date he attains age twenty-one (21) or he becomes an Eligible Employee.

Sec. 3.02         Procedure for and Effect of Admission.  Each Eligible Employee who becomes eligible for admission to participate in the Plan shall complete such forms (or follow such procedures) and provide such data as are reasonably required by the Plan Administrator as a precondition of such admission.  By becoming a Participant, each Eligible Employee shall for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.

Sec. 3.03         Changes in Status.  A Participant who ceases to be employed as an Eligible Employee (whether or not he is still employed by the Employer) shall no longer be eligible to participate in the Plan as an active Participant until he again becomes an Eligible Employee, in which case he shall again become an active Participant on the date he again becomes an Eligible Employee.  In the event that a person who has been in the employ of the Employer in a category of employment not eligible for participation in the Plan (or who has been employed by an Affiliated Company) becomes an Eligible Employee by reason of a change in status to a category of employment eligible for participation, he shall become an active Participant in accordance with the provisions of Section 3.01.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

Sec. 4.01         Employee Contributions.

(a)           Salary Deferral Contributions.  The Employer shall contribute to the Plan with respect to each payroll period an amount equal to the aggregate Salary Deferrals of its Employees for such payroll period as determined by the Salary Deferral elections in force pursuant to Article VI.

(b)           After-Tax Contributions.  No after-tax Participant contributions shall be required or permitted under the Plan.

Sec. 4.02         Employer Contributions.

(a)           Matching Contributions.  For each Plan Year, the Employer shall contribute to the Plan on behalf of each Participant who is eligible to receive an allocation of Matching Contributions and who has made Salary Deferrals during the Plan Year, an amount, in the form specified in Section 4.03(c), equal to a discretionary percentage, to be determined by the Employer in its sole discretion, of the Salary Deferrals made during the Plan Year by each such Participant under Section 6.01(a).  No Matching Contributions shall be made to the Plan with respect to any Salary Deferral contributions made pursuant to Section 6.01(b).  The Employer shall contribute to the Plan at the end of each Plan Year, on behalf of each Participant who was an Eligible Employee on the last day of the Plan Year, additional Matching Contributions in an amount equal to a fixed percentage, which percentage shall be the average of the percentages in effect for each month of the Plan Year, of the Salary Deferrals (excluding Salary Deferrals contributed under Section 6.01(b) of each such Participant, if any, which (A) do not exceed the discretionary percentage determined by the Employer to be contributed as Matching Contributions on Salary Deferrals for the Plan Year and (B) have not otherwise been treated as the basis for Matching Contributions under this Section 4.02(a) for the Plan Year.  Notwithstanding the foregoing, the preceding sentence shall apply to former CIMA Plan participants for Plan Years that begin on or after January 1, 2005.

(b)           Discretionary Contributions.  For any Plan Year an Employer may contribute to the Plan, on behalf of Participants who are Eligible Employees of the Employer during the Plan Year and are eligible to share in Discretionary Contributions for such Plan Year as described in Section 5.03(b), such amount, if any, as shall be determined by the Employer, in its sole discretion.

(c)           Qualified Employer Contributions.  Subject to the limitations described in Sections 4.07, 5.05, and 6.05, the Employer may, in its discretion, make Qualified Employer Contributions for a Plan Year, which shall be allocated as of the last day of the Plan Year for which such contributions are made to the Qualified Employer Contribution Accounts of some or all of those active Participants who are not Highly Compensated Employees for the Plan Year, as determined by the Employer at the time such contributions are made, in an amount necessary to satisfy at least one of the tests in Section 4.07 and 6.05.

Sec. 4.03         Timing and Form of Contributions.

(a)           Contributions made pursuant to Section 4.01(a) shall be made at least monthly and shall not be made later than the fifteenth (15th) business day of the month following the month in which such contributions were withheld from the Participant’s Compensation.

(b)           All contributions made pursuant to Sections 4.02(a), (b), and (c), shall be made not later than the date established for the filing of the Employer’s federal income tax return for the fiscal year of the Employer ending with or within the Plan Year for which the contribution is made (including any extensions of such filing date).

(c)           All contributions made pursuant to Section 4.02(a) and (b) may be made in the form of cash or Company Stock or a portion in cash and portion in Company Stock, all as determined by the Employer in its sole discretion.  Unless otherwise so determined by the Employer, all such contributions shall be made one hundred percent (100%) in cash.

Sec. 4.04         Contributions With Respect to Military Service.

(a)           Salary Deferral Contributions.  A Participant who returns to employment with the Employer or an Affiliated Company following a period of Qualified Military Service shall be permitted to make additional Salary Deferrals, within the limits described in Section 6.01, up to an amount equal to the Salary Deferrals that the Participant would have been permitted to contribute to the Plan if he had continued to be employed and received Compensation during the period of Qualified Military Service.  Salary Deferrals under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (a) 3 multiplied by the period of Qualified Military Service and (b) 5 years.

(b)           Matching Contributions.  The Employer shall contribute to the Plan, on behalf of each Participant who has made Salary Deferrals under subsection (a) above, an amount equal to the Matching Contribution that would have been required under Section 4.02(a) had such Salary Deferrals been made during the period of Qualified Military Service.

(c)           Discretionary Contributions.  The Employer shall contribute to the Plan, on behalf of each Participant who returns from Qualified Military Service as described in subsection (a), an amount equal to the Discretionary Contributions that would have been required under Section 4.02(b) had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

(d)           Qualified Employer Contributions.  The Employer shall contribute to the Plan, on behalf of each Participant who returns from Qualified Military Service as described in subsection (a), an amount equal to the Qualified Employer Contributions that would have been required under Section 4.02(c) had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

(e)           Limitations on Contributions.  To the extent required by sections 414(u) and 414(v) of the Code, the Salary Deferrals, Matching Contributions, Discretionary Contributions and Qualified Employer Contributions made under this Section shall be subject to the limitations described in Sections 5.05, 6.01(a) and 6.01(b) in the Plan Year to which such contributions relate.

Sec. 4.05         Contingent Nature of Contributions.  Each contribution made by the Employer pursuant to the provisions of Sections 4.01 and 4.02 is hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contribution is made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.

Sec. 4.06         Exclusive Benefit; Refund of Contributions.  All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust).  Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:

(a)           Disallowance of Deduction.  To the extent that a federal income tax deduction is disallowed, in whole or in part, for any contribution made by an Employer, or such contribution, in whole or in part, is otherwise nondeductible and recovery thereof is permitted, the Trustee shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance or as otherwise permitted by applicable administrative rules.

(b)           Mistake of Fact.  In the case of a contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of an Employee, or a mathematical error), so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake.  Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

In the event that any refund is paid to the Employer hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto.  All refunds shall be deducted from among the Accounts of the Participants.  To the extent that the amount of the refund can be identified to one or more specific Participants and Accounts of such Participants, it shall be deducted directly from each such Account in the amount identifiable thereto.  To the extent any such refund is attributable to Salary Deferrals, such refund, upon receipt by the Employer, shall be promptly paid over (net of such taxes as must be withheld by law) to the Participant from whose Account such amount was returned (or to the Participant’s Beneficiary in the case of the death of the Participant).

Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to an Account of any Participant in excess of one hundred percent (100%) of the amount in such Account nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to

Participants, or Beneficiaries.  In the case that such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

All refunds pursuant to this Section shall be limited in amount, circumstance and timing to the provisions of section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to section 401(a) of the Code.

Sec. 4.07         Employee and Employer Contribution Nondiscrimination Provisions.  For any Plan Year:

(a)           The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the prior Plan Year multiplied by 1.25; or

(b)           The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the prior Plan Year multiplied by 2, provided that the Average Contribution Percentage for such eligible Highly Compensated Employees does not exceed the Average Contribution Percentage for such eligible Nonhighly Compensated Employees by more than two (2) percentage points.

(c)           For purposes of Sections 4.07(a) and 4.07(b), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that (i) this Plan must be aggregated with any such other plan for purposes of satisfying the nondiscrimination tests of section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, or (ii) the Plan Administrator elects to treat this Plan and any such other plan as a single plan, so long as such plans as aggregated would satisfy the nondiscrimination tests of sections 401(a)(4) and 410(b) of the Code.

(d)           The determination and treatment of after-tax Participant contributions, Matching Contributions (to the extent required) and the Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Sec. 4.08         Correction of Discriminatory Contributions.

(a)           Should the nondiscrimination tests of Section 4.07(a) not be satisfied for any Plan Year, the Plan Administrator shall (1) reduce the Actual Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage by the amount required to satisfy the nondiscrimination test of Section 4.07(a) for the Plan Year or, if less, until the Actual Contribution Percentage of such Highly Compensated Employee(s) is equal to the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage; (2) convert the excess percentage amount under clause (1) into a dollar amount (“Excess Aggregate Contributions”), and repeat the process in clause (1) and this clause (2) until the nondiscrimination test of Section 4.07(a) is satisfied; and (3) reduce the Excess Aggregate Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Matching Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee’s Matching Contributions exceeds the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions or (B) the amount of the excess dollar amount determined under clause (2) not previously distributed pursuant to this Section 4.08.  The process in clause (3) shall be repeated until the Matching Contributions of the Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under clause (2).

(b)           The Contribution Percentage of any Highly Compensated Employee which must be reduced pursuant to subsection (a) shall be reduced, within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, by distributing vested Matching Contributions, and forfeiting unvested Matching Contributions (plus income calculated as described in Section 4.08(d)) allocated on behalf of such Highly Compensated Employee.  Matching Contributions forfeited pursuant to this Section 4.08(b) shall be used, in the discretion of the Plan Administrator, to (i) pay any administrative expenses of the Plan or (ii) reduce future Matching Contributions to the Plan.

(c)           Should the nondiscrimination test of Section 4.07(b) not be satisfied for any Plan Year, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced, in accordance with Section 6.06.

(d)           Any distribution or forfeiture of Matching Contributions necessary pursuant to subsection (c) shall include a distribution or forfeiture of the income, if any, allocable to such distributed or forfeited contributions.  Such income or losses shall be allocated in accordance with Section 7.08 of the Plan, but will not include income or losses for the period between the end of the Plan Year and the date of distribution or forfeiture, if applicable.

(e)           In lieu of or in addition to the actions described in subsections (a) through (d) of this Section, to satisfy the tests in Section 4.07, the Employer may make Qualified Employer Contributions as described in Section 4.02(c).

ARTICLE V

ALLOCATION OF EMPLOYER CONTRIBUTIONS

Sec. 5.01         Allocation of Salary Deferral Amounts.  There shall be directly and promptly allocated to the Salary Deferral Account of each Participant the Salary Deferral amounts contributed by the Employer to the Plan pursuant to Section 4.01(a), by reason of any Salary Deferral election in force with respect to that Participant.

Sec. 5.02         Allocation of Matching Contributions.

(a)           Matching Contributions made pursuant to Section 4.02(a) in respect of an Employer shall be allocated, as of the last day of the period for which such contributions are made, to the Matching Contribution Accounts of all Participants who have made Salary Deferrals under Section 6.01(a) for the period or who are otherwise entitled to have a Matching Contribution made on their behalf, by crediting each such Participant’s Matching Contribution Account with an amount determined under Section 4.02(a).

(b)           If the allocation of a Matching Contribution to a Participant’s Matching Contribution Accounts exceeds the maximum amount permissible pursuant to Section 4.07 for any Plan Year then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed or forfeited as the case may be, in accordance with Section 4.08, any other provision of the Plan to the contrary notwithstanding.

Sec. 5.03         Allocation of Discretionary Contributions.

(a)           Discretionary Contributions made by an Employer pursuant to Section 4.02(b) shall be allocated, as of the last day of the Plan Year for which such contributions shall be made, to the Discretionary Contribution Accounts of Eligible Employees described in subsection (b) in the proportion that each such Eligible Employee’s Compensation received from that Employer during the Plan Year bears to the total Compensation received from that Employer during the Plan Year by all Eligible Employees described in subsection (b).

(b)           An Eligible Employee shall be eligible to share in Discretionary Contributions for a Plan Year if he either:

(1)           was an Eligible Employee on the last day of the Plan Year; or

(2)           retired (on or after his Early Retirement Date or Normal Retirement Date) while an Eligible Employee, experienced a Total Disability while an Eligible Employee or died while an Eligible Employee during the Plan Year for which the contribution is made.

Sec. 5.04         Application of Forfeited Amounts.  Forfeitures experienced by Participants with less than fully vested interests in the Plan shall be used first to pay any administrative expenses of the Plan not paid for by the Employer and then to reduce future Matching Contributions to the Plan.

Sec. 5.05         Annual Additions Limitations.

(a)           In no event shall the Annual Addition to a Participant’s Account for any Limitation Year exceed the lesser of:

(1)           $41,000, as adjusted in accordance with section 415(d) of the Code, or

(2)           one hundred percent (100%) of such Participant’s Statutory Compensation for the Limitation Year.

The limitation referred to in Section 5.05(a)(2) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419(A)(f)(2) of the Code) which is otherwise treated as an Annual Addition under section 415(l)(1) or 419(A)(d)(2) of the Code.

(b)           In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum amount permissible hereunder, there shall first be returned to the Participant such portion of the Participant’s contributions made during such Limitation Year to the Plan and any other plan as is necessary to reduce the Annual Addition to his Account to the maximum allowable hereunder.  If further reduction in the amount allocable to the Participant’s Account is required, the Participant’s share of Employer contributions for that Limitation Year shall be reduced to the extent necessary to result in conformity to the limitations expressed herein.  If further reduction in the amount allocable to the Participant’s Account is required, then, to the extent necessary, there shall be returned to the Participant, Salary Deferrals (or, to the extent permitted by section 414(v) of the Code and regulations issued thereunder, such excess Salary Deferrals may be recharacterized as Salary Deferrals contributed pursuant to Section 6.01(b)).  The Plan Administrator shall have full authority to take whatever corrective measures may be necessary, including retroactive adjustment of Account balances, in order to ensure compliance with the requirements of this Section and the underlying requirements of section 415 of the Code.

ARTICLE VI

SALARY DEFERRAL ELECTIONS

Sec. 6.01         Salary Deferral Election.

(a)           Subject to the limitations set forth in Section 6.05 or elsewhere in this Plan, each active Participant may, in the manner prescribed by the Plan Administrator, elect to reduce his Compensation (such reduction constituting a Salary Deferral) on and after the effective date of the election through payroll reductions by an amount equal to from one percent (1%) to twenty percent (20%), in whole percentages, of his Compensation for any payroll period.  Notwithstanding the foregoing, the Plan Administrator may permit, in accordance with procedures prescribed by the Plan Administrator, active Participants to make special Salary Deferral elections applicable during the last paycheck of the Plan year in excess of such percentage limits; provided that such active Participant’s Salary Deferrals for such Plan Year shall not exceed such percentage limits for the Plan Year.

(b)           A Participant who will attain age 50 prior to the end of a Plan Year may elect to reduce his Compensation by an amount equal to from one (1%) to twenty percent (20%), in whole percentages, of his Compensation for any payroll period; provided, however, that (1) Salary Deferrals shall not be treated as contributed pursuant to this subsection (b) unless the Participant is unable to make additional Salary Deferrals for the Plan Year under subsection (a) due to limitations imposed by the Plan or applicable federal law and (2) the amount contributed pursuant to this subsection (b) for any Plan Year may not exceed the lesser of (1) $3,000 (or such other amount as may be applicable under section 414(v) of the Code) or (2) the excess of the Participant’s Statutory Compensation for the Plan Year over the Salary Deferrals contributed on the Participant’s behalf under Section 6.01(a)  for the Plan Year.  Salary Deferrals under this subsection (b) shall not be subject to the limitations described in Sections 5.05, 6.04(c) or 6.05.

Sec. 6.02         Effective Date of Salary Deferral Elections.  A Salary Deferral election shall become effective as soon as administratively practicable after the date on which the Eligible Employee first becomes an active Participant in the Plan; provided he has first completed the requisite enrollment and election forms or followed such other procedures as may be designated by the Plan Administrator.  An Eligible Employee who does not make a Salary Deferral election when he first becomes an active Participant hereunder may, in the manner prescribed by the Plan Administrator, make such an election at any time thereafter, effective as soon as administratively practicable following such election; provided, however, that he is still an Eligible Employee at the time of such election.

Sec. 6.03         Change in Salary Deferrals.

(a)           A Participant may, in the manner prescribed by the Plan Administrator, elect to increase or reduce the rate of his Salary Deferrals (including cessation or recommencement of such Salary Deferrals), within the limits prescribed by Sections 6.01 and 6.04.  Any new election made pursuant to this Section shall be effective as soon as administratively practicable following such election.

(b)           A Participant shall have his Salary Deferral election automatically suspended for any period during which the Participant is on an Excused Absence and during which he is not receiving Compensation from his Employer.  Such a Participant shall have his Salary Deferral election automatically reinstated, and reductions from his Compensation pursuant thereto shall resume, effective as of the first payroll period beginning after his return from such Excused Absence.

Sec. 6.04         Salary Deferral Limitations.

(a)           The Salary Deferral amounts set forth in any Salary Deferral election shall be tentative and shall become final only after the Employer or the Plan Administrator has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and to satisfy all applicable requirements of section 401(k) or 414(v) of the Code.

(b)           All amounts withheld pursuant to a Salary Deferral election and thereafter delivered to the Trustee shall be so delivered only if the Employer in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations set forth in Section 6.04.  If any amount shall be withheld from the Compensation of a Participant pursuant to a Salary Deferral election which exceeds the maximum amount permissible pursuant to Section 6.04 for any Plan Year (or section 414(v) of the Code with respect to Salary Deferrals under Section 6.01(b)), then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed to the appropriate Participants; provided, however, that, Salary Deferrals in excess of the amount permissible under Section 6.04 for any Plan Year may be recharacterized, to the extent permitted by section 414(v) of the Code and regulations issued thereunder, as Salary Deferrals contributed pursuant to Section 6.01(b).  Income or losses attributable to excess Salary Deferrals shall be allocated in accordance with Section 7.08 of the Plan, but will not include income or losses for the period between the end of the Plan Year and the date of distribution.

(c)           Notwithstanding anything contained herein to the contrary, no Participant shall be permitted to have Salary Deferrals made under this Plan (reduced by Salary Deferrals contributed pursuant to Section 6.01(b), returned to the Participant pursuant to Section 5.05 or distributed pursuant to Section 6.06) and elective deferrals under any other cash or deferred arrangement, plan or contract maintained pursuant to section 401(k) of the Code (whether or not maintained by the Employer or an Affiliated Company) during any calendar year in excess of $13,000 (or such other amount as is applicable for a calendar year under section 402(g) of the Code).

(d)           Should a Participant claim that his Salary Deferrals under this Plan (reduced by Salary Deferrals contributed pursuant to Section 6.01(b), previously returned to the Participant pursuant to Section 5.05 or previously distributed pursuant to Section 6.06) when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code (whether or not maintained by the Employer or an Affiliated Company) exceed the limit imposed by 402(g) of the Code for the calendar year in which the deferrals occurred, the Plan Administrator shall, notwithstanding any other provision of the Plan, (1) distribute, by April 15 of the following calendar year, the amount of Salary Deferrals specified in the Participant’s claim, plus earnings thereon or (2) to the extent permitted by section 414(v) of the Code and regulations issued thereunder, recharacterize such excess Salary Deferrals as Salary Deferrals contributed pursuant to Section 6.01(b).  The Participant’s claim shall be in writing and shall be submitted to the Plan Administrator no later than the March 1 following the calendar year in which such deferrals occurred.  Notwithstanding anything in this Section 6.04 to the contrary, a Participant shall be deemed to have made a claim for distribution of excess elective deferrals to the extent that his Salary Deferrals (reduced by Salary Deferrals contributed pursuant to Section 6.01(b), previously returned to the Participant pursuant to Section 5.05 or previously distributed pursuant to Section 6.06) together with his elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the monetary limitation described in Section 6.04(c).  The Participant shall forfeit any Matching Contributions (excluding Matching Contributions forfeited or distributed pursuant to the provisions of Section 4.07), plus earnings calculated as described in Section 6.06(c), allocated to him by reason of the distributed Salary Deferrals.  Matching Contributions forfeited pursuant to this Section 6.04(d) shall be used, in the discretion of the Plan Administrator, to (i) pay any administrative expenses of the Plan or (ii) reduce future Matching Contributions to the Plan.

Sec. 6.05         Salary Deferral Nondiscrimination Provisions.

(a)           For any Plan Year:

(1)           The Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Actual Deferral Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the prior Plan Year multiplied by 1.25; or

(2)           The Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Actual Deferral Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the prior Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for such eligible Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such eligible Nonhighly Compensated Employees by more than two (2) percentage points.

(b)           For purposes of Section 6.05(a), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that (i) this Plan must be aggregated with any such other plan for purposes of satisfying the nondiscrimination tests of section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, or (ii) the Plan Administrator elects to treat this Plan and any such other plan as a single plan, so long as such plans as aggregated would satisfy the nondiscrimination tests of sections 401(a)(4) and 410(b) of the Code.

(c)           The determination and treatment of the Salary Deferrals and Actual Deferral Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Sec. 6.06         Correction of Discriminatory Contributions.

(a)           Should the nondiscrimination tests of Section 6.05(a) not be satisfied with respect to Salary Deferrals for any Plan Year, the Plan Administrator shall (1) reduce the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage by the amount required to satisfy the nondiscrimination test of Section 6.05(a) for the Plan Year or, if less, until the Actual Deferral Percentage of such Highly Compensated Employee(s) is equal to the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage; (2) convert the excess percentage amount determined under clause (1) above and this subsection (a) until the nondiscrimination test of Section 6.05(a) is satisfied; and (3) reduce the Salary Deferrals of the Highly Compensated Employee or Employees with the greatest dollar amount of Salary Deferrals by the lesser of (A) the amount by which the Highly Compensated Employee’s Salary Deferrals exceeds the Salary Deferrals of the Highly Compensated Employee with the next highest dollar amount of Salary Deferrals or (B) the amount of the excess dollar amount determined under clause (2) not previously distributed pursuant to this Section 6.06.  This process in clause (3) above shall be repeated until the Salary Deferrals of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under clause (2).

(b)           The Actual Deferral Percentage of any Highly Compensated Employee which must be reduced pursuant to subsection (a) shall be reduced by distributing Salary Deferrals within twelve (12) months of the close of the Plan Year with respect to which the reduction applies.  The Actual Deferral Percentage of any Highly Compensated Employee which is reduced by distributing Salary Deferrals shall be reduced, first, by distributing Salary Deferrals not taken into account in determining Matching Contributions and, second, by distributing Salary Deferrals taken into account in determining Matching Contributions; provided, however, that, the Actual Deferral Percentage reduction described in this Section may be accomplished, in whole or in part, by recharacterizing excess Salary Deferrals as Salary Deferrals under Section 6.01(b).  For purposes of determining the necessary reduction, Salary Deferrals previously distributed pursuant to Section 6.04(d) shall be treated as distributed under this Section 6.06(b) and Salary Deferrals contributed pursuant to Section 6.01(b) shall not be treated as Salary Deferrals.  In the event a Participant receives a distribution of excess Salary Deferrals, the Participant shall forfeit any Matching Contributions, plus income calculated as described in Section 6.06(c), allocated to the Participant by reason of the distributed Salary Deferrals.  Matching Contributions forfeited pursuant to this Section 6.06(b) shall be used, in the discretion of the Plan Administrator, to (i) pay any administrative expenses of the Plan or (ii) reduce future Matching Contributions to the Plan.

(c)           Any distribution of Salary Deferrals necessary pursuant to subsection (b) shall include a distribution of the income, if any, allocable to such distributed contributions. Income or losses attributable to excess Salary Deferrals shall be allocated in accordance with Section 7.08 of the Plan, but will not include income or losses for the period between the end of the Plan Year and the date of distribution.

(d)           In lieu of or in addition to the actions described in subsections (a) through (c) of this Section, to satisfy the tests in Section 6.05, the Employer may make Qualified

Employer Contributions as described in Section 4.02(c).

ARTICLE VII

INVESTMENT AND VALUATION OF TRUST FUND; MAINTENANCE OF ACCOUNTS

Sec. 7.01         Investment of Assets.  All existing assets of the Trust Fund and all future contributions shall be invested by the Trustee in accordance with the terms of the Trust Agreement (as well as any other contract or agreement entered into by the Company or Plan Administrator with respect to the investment of the Trust Fund).

The Investment Committee shall designate the available Investment Funds to which a Participant shall direct the investment of amounts credited to his Account.  The Investment Committee, in its sole discretion, may from time to time establish additional Investment Funds of the same or different types or modify, cease to offer or eliminate any existing Investment Funds.

Anything contained in this Section 7.01 to the contrary notwithstanding, all or any part of the Trust Fund may be held and invested by one or more investment managers appointed by the Investment Committee or under one or more pooled or commingled funds maintained by a trust company, bank or insurance company, together with commingled assets of other plans of deferred compensation qualified under section 401(a) of the Code.  The assets invested in any such pooled or commingled funds shall be subject to all of the provisions of the instruments establishing such funds, and such instruments as they may be amended from time to time are hereby incorporated and made a part of the Plan and Trust Agreement as if fully set forth in such documents.  A portion of the Trust Fund, as determined by the Investment Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution.

Sec. 7.02         Investment Elections.  Each Participant upon commencing or recommencing active participation in the Plan shall direct, in the form or manner and at the time or times prescribed by the Plan Administrator, the investment of his contributions, and any Employer contributions, in any one or more of the available Investment Funds, subject to such limitations as the Plan Administrator may prescribe.

Sec. 7.03         Change of Election.  Each Participant may change his investment direction with respect to the investment of his future contributions effective as of the first payroll period ending after the Participant has made such change, by filing a new election with the Plan Administrator or Trustee, on such form, at such time in advance, and in accordance with other procedures as the Plan Administrator or its delegate may prescribe.  As an alternative to written elections, to the extent permitted by the Trustee, each Participant may direct the Trustee by telephonic or electronic means to change his investment direction with respect to the investment of his future contributions.  Changes which are effected by telephonic or electronic direction shall be effective as of such dates determined by the Trustee and shall be made in accordance with such procedures as the Plan Administrator or its delegate may prescribe.

Sec. 7.04         Transfers Between Investment Funds.  Each Participant may elect to transfer all or a portion of his interest in any Investment Fund to any other available Investment Fund, effective as soon as practicable after the Participant makes such election, by filing a transfer election with the Plan Administrator or the Trustee in such form and at such time in advance as the Plan Administrator may prescribe; provided, however, that such transfers shall be subject to such further limitations and restrictions as may be imposed by the Plan Administrator or any insurance company contract or other instrument governing investments in any Investment Fund; and provided further that, under extraordinary circumstances, the Plan Administrator may suspend transfers into and out of any Investment Fund.  In addition, the Plan Administrator may establish, it its sole discretion, such rules and procedures to implement and enforce any such limitations, restrictions and suspensions.  As an alternative to written elections, to the extent permitted by the Plan Administrator, each Participant may direct the Trustee by telephonic or electronic means to transfer all or a portion of his interest in any Investment Fund to any other available Investment Fund, subject to any such further limitations or reductions.  Changes which are effected by telephone direction shall be effective as of such dates determined by the Plan Administrator and shall be made in accordance with such procedures as the Plan Administrator or its delegate may prescribe.

Sec. 7.05         Company Stock Fund: Special Rules.  The Trustee shall vote the Company Stock held in the Company Stock Fund and registered in the name of the Plan or the Trustee’s nominee; provided, however, that any such Company Stock to be voted shall be voted in accordance with the following:

(a)           The Plan Administrator shall adopt, or cause the Trustee to adopt, reasonable measures to notify each Participant of the date and purposes of each meeting of shareholders of the Company at which holders of Company Stock shall be entitled to vote, and to request instructions from such Participant to the Trustee as to the voting at such meeting of the number of shares of Company Stock (including fractional shares) represented by the value of the Participant’s interest in the Company Stock Fund as of the Valuation Date immediately preceding the record date for voting such Company Stock at such meeting.  In each case, the Trustee shall vote such Company Stock in accordance with the instructions of such Participant.  If prior to the time of such meeting of shareholders the Trustee shall not have received instructions from any Participant in respect of any such Company Stock, the Trustee shall not vote such Company Stock, so long as to do so would not be inconsistent with the Trustee’s fiduciary responsibilities under ERISA.  Any shares of Company Stock which are not allocated to Participant Accounts shall be voted in the same proportions as the shares of Company Stock that are allocated to Participant Accounts, so long as to do so would not be inconsistent with the Trustee’s fiduciary responsibilities under ERISA.

(b)           In the event of a tender offer for any of such Company Stock, the Trustee shall as promptly as practicable request of each Participant instructions as to the tender offer response desired by the Participant in connection with the number of shares of such Company Stock (including fractional shares) represented by the value of the Participant’s interest in the Company Stock Fund as of the most recent Valuation Date.  In each case, the Trustee shall tender or not tender such Company Stock in accordance with the instructions of such Participant.  If prior to the time for a response to the tender offer, the Trustee shall not have received instructions from any Participant in respect of any such Company Stock, the Trustee shall not tender such Company Stock unless the failure to do so would be inconsistent with its fiduciary responsibilities under ERISA.  If the Trustee tenders shares of Company Stock representing a Participant’s interest in the Company Stock Fund and such tender becomes effective, the Participant shall be given the opportunity to transfer his interest in the Company Stock Fund to another available Investment Fund in accordance with procedures to be developed by the Plan Administrator.

(c)           The Trustee shall execute and deliver such documentation as may be necessary under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and the Pennsylvania Business Corporation Law to permit it to vote or tender such Company Stock as aforesaid.

Sec. 7.06         Individual Accounts.  There shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Matching Contribution Account, Discretionary Contribution Account, Salary Deferral Account, Qualified Employer Contribution Account and a CIMA Account.  Each such Account shall separately reflect the Participant’s interest in each Investment Fund relating to such Account.  Each Participant shall receive, at least annually, a statement of his Accounts showing the balances in each Investment Fund.  A Participant’s interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund, including any interest in or rights to any specific shares of Company Stock held in the Company Stock Fund.

Sec. 7.07         Valuations.  The Trust Fund shall be valued by the Trustee, or such other person or person as the Trustee may select, at fair market value as of each Valuation Date.

Sec. 7.08         Adjustment of Individual Accounts.  The Accounts of each Participant shall be adjusted as of each Valuation Date by (i) reducing such Accounts by any payments made therefrom since the preceding Valuation Date, and then (ii) increasing or reducing such Account by the Participant’s allocable share of the net amount of income, gains and losses (realized and unrealized) and expenses of such applicable Investment Fund since the preceding Valuation Date, and (iii) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.  Anything contained herein to the contrary notwithstanding, the value of a Participant’s interest in the Company Stock Fund shall be calculated using a unit value method of accounting and the adjustment of a Participant’s interest in any other Investment Fund similarly shall be subject to any accounting methodology employed by such Investment Fund.

Sec. 7.09         Fiduciary Responsibility.

(a)           This Plan is intended to constitute a plan described in section 404(c) of ERISA, and Title 29 of the Code of Federal Regulations §2550.404c-1.  Neither the Company, an Employer, the Investment Committee, the Plan Administrator, the Trustee nor any other Plan fiduciary shall be liable for any losses which are the result of investment directions provided by any Participant, Beneficiary or Alternate Payee or the failure of such Participant, Beneficiary or Alternate Payee to provide directions when he is authorized to do so hereunder.

(b)           The Plan Administrator is hereby designated as the fiduciary responsible for ensuring that (1) procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding, and sale of Company Stock and the exercise of voting, tender and similar rights with respect to Company Stock by Participants, Beneficiaries and Alternate Payees, (2) the procedures described in (1) are sufficient to maintain confidentiality, except to the extent necessary to comply with federal law or state laws not preempted by ERISA, and (3) an independent fiduciary is appointed to carry out activities relating to any situations involving a potential for undue Employer influence upon Participants, Beneficiaries, or Alternate Payees with regard to the direct or indirect exercise of shareholder rights.

Sec. 7.10         Plan Mergers.  Effective as of November 1, 2004, all assets held under the CIMA Plan shall be transferred to and become a part of the Trust Fund.  All benefits payable on or after the merger date with respect to a person’s participation in the CIMA Plan shall be payable from the Trust Fund under the Plan in accordance with the provisions of the Plan.  Amounts transferred from the CIMA Plan to the Plan on behalf of any Participant shall be invested upon such transfer among the available Investment Funds as the Participant shall direct in accordance with such procedures as the Plan Administrator may prescribe; provided, however, that investment of such amounts shall be subject to such limitations and restrictions as may be imposed by the Plan Administrator or any insurance company contract or other instrument governing the vehicles which such amounts were invested immediately prior to the transfer.

ARTICLE VIII

VESTING

Sec. 8.01         Full and Immediate Vesting.  A Participant, at all times, shall have a fully (100%) vested and nonforfeitable interest in the balance of his Account.

ARTICLE IX

BENEFIT DISTRIBUTIONS

Sec. 9.01         Retirement Benefits.  The Plan benefit of a Participant who terminates employment with the Employer on account of his retirement on his Early Retirement Date or on or after his Normal Retirement Date shall be equal to the vested portion of the balance of his Account.

Sec. 9.02         Death Benefits.  In the event of a Participant’s death prior to his Benefit Commencement Date, his Beneficiary shall be entitled to receive a death benefit equal to the vested portion of the balance of his Account.

Sec. 9.03         Disability Benefits.  The Plan benefit of a Participant who has a Total Disability shall be equal to the vested portion of the balance of his Account.

Sec. 9.04         Benefits Upon Separation from Service.  The Plan benefit payable to a Participant upon such Participant’s Separation from Service with the Employer (and all Affiliated Companies) for reasons other than those specified in Sections 9.01, 9.02 or 9.03 shall be equal to the vested portion of the balance of his Account.

Sec. 9.05         Timing of Distributions.

(a)           A Participant’s benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution, will be distributed pursuant to Section 9.01, 9.03, or 9.04 as soon as practicable following the Participant’s Normal Retirement Date.  Notwithstanding the foregoing, a Participant may elect, prior to his Normal Retirement Date, to have distribution under Section 9.01, 9.03 or 9.04 commence as soon as practicable following the receipt of the Participant’s benefit distribution form.  In addition, to the extent required by the Plan and section 411(d)(6) of the Code and regulations issued thereunder, a Participant’s CIMA Account shall be distributed in accordance with the terms of the CIMA Plan as in effect on October 31, 2004.

A Participant’s election to commence payment prior to his Normal Retirement Date must be made within the ninety (90) day period ending on the Benefit Commencement Date elected by the Participant and in no event earlier than the date the Plan Administrator provides the Participant with written information relating to his right to defer payment until his Normal Retirement Date and his right to make a direct rollover as set forth in Section 9.12.  Such information must be supplied not less than thirty (30) days nor more than ninety (90) days prior to the Benefit Commencement Date.  Notwithstanding the preceding sentence, a Participant’s Benefit Commencement Date may occur less than thirty (30) days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a thirty (30) day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.

(b)           Where the amount to be distributed to a Participant prior to his Normal

Retirement Date pursuant to Section 9.01, 9.03, or 9.04 does not exceed $5,000, such benefit will be distributed as soon as practicable following the date the Participant becomes so entitled to receive a distribution.  The nonforfeitable value of the Participant’s Account shall be determined as of the date his Account is paid to him or applied for his benefit without regard to the value of the Account at the time of any prior distribution.

(c)           A Participant’s benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution, will be distributed pursuant to Section 9.02 as soon as practicable following the Participant’s death.  Notwithstanding the foregoing, distribution shall be made to the Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant’s death or, if the Beneficiary is the Participant’s spouse, no later than December 31 of the later of (i) the calendar year following the year of the Participant’s death or (ii) the calendar year in which the Participant would have attained age 70 ½.

Sec. 9.06         In-Service Withdrawals.  Subject to the provisions of Section 9.05, a Participant may make withdrawals from his Account while he is employed by an Employer or an Affiliated Company, as follows:

(a)           Hardship Withdrawals.  If the Plan Administrator determines that a requested withdrawal is on account of an immediate and heavy financial need of the Participant, and the withdrawal is necessary to satisfy such financial need, the Plan Administrator may permit the Participant to withdraw from his Salary Deferral Account an amount not in excess of his Salary Deferrals (but not earnings thereon).  Withdrawals pursuant to this Section 9.06(a) shall be subject to the following additional rules:

(1)           A distribution shall be deemed to be on account of an immediate and heavy financial need of a Participant when the distribution is on account of:

(A)          expenses necessary or incurred for medical care described in section 213(d) of the Code for the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in section 152 of the Code);

(B)           costs directly related to the purchase (excluding mortgage payments) of a principal residence for the participant;

(C)           payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents; or

(D)          the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the employee’s principal resident.

(2)           A distribution shall be deemed necessary to satisfy the financial need of a Participant if:

(A)          the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including at the election of the

Participant, any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

(B)           the Participant has obtained all distributions, other than hardship distributions under the Plan, and all nontaxable loans currently available under all plans maintained by the Employer; and

(C)           the Participant agrees that his Salary Deferrals will be suspended for at least six (6) months after the receipt of the hardship distribution.

This listing automatically shall be expanded, without the necessity of any amendment of this subsection, to include additional methods upon publication by the Commissioner of the Internal Revenue of revenue rulings, notices and other documents of general applicability expanding the listing in Treasury Regulation section 1.401(k)-1(d)(2)(ii)(B) of the methods which will always lead to the Plan Administrator’s determination that the hardship distribution will satisfy an immediate and heavy financial need.

(b)           Age 59½ Withdrawals.  A Participant, while still employed, may request a withdrawal of all or a portion of his account at any time after he attains age 59½.

Sec. 9.07         Rules and Regulations Regarding In-Service Withdrawals.  In-Service Distributions pursuant to Section 9.06 shall be subject to the following additional rules and restrictions:

(a)           All in-service withdrawals shall be made by filing a written request with the Plan Administrator on such form and at such times as the Plan Administrator may prescribe.  Except as otherwise permitted by the Plan Administrator, a withdrawal shall be effective as of the first Valuation Date which occurs after the date such written request is received by the Plan Administrator, and payment of the amount withdrawn shall be made as soon as practicable thereafter.  Hardship withdrawals, may to the extent the Plan Administrator determines necessary, be made effective and paid out sooner and shall be based on such Participant’s Account balance as of the most recent Valuation Date in such manner as the Plan Administrator shall provide.

(b)           All withdrawals shall be paid in a lump-sum cash payment.

(c)           If Participant investment direction is applicable, all withdrawals shall be deemed to be made from the Investment Funds in which the affected Accounts of the Participant are then invested, as elected by the Participant or, in the absence of such election, on a pro-rata basis from among the Investment Funds in which the Participants Account is then invested.

Sec. 9.08                 Beneficiary Designation Right.

(a)           Spouse as Beneficiary.  The Beneficiary of the death benefit shall be the Participant’s spouse; provided, however, that the Participant may designate a Beneficiary other than his spouse if:

(1)           the spouse has waived her right to be the Participant’s Beneficiary in accordance with Section 9.08(c), or

(2)           the Participant has no spouse, or

(3)           the Plan Administrator, in accordance with Internal Revenue Service guidelines, determines that the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Plan Administrator.  A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Plan Administrator.  However, the Participant’s spouse must again consent in writing to any such change or revocation, unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse.

(b)           Beneficiary Designation Right.  Each Participant who is permitted to designate a Beneficiary other than his spouse pursuant to the provisions of subsection (a) shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon the Participant’s death.  All Beneficiary designations shall be in writing in form satisfactory to the Plan Administrator.  Each Participant shall be entitled to change his Beneficiaries at any time and from time to time by filing written notice with the Plan Administrator in form satisfactory to the Plan Administrator.  However, the Participant’s spouse must again consent in writing to any such change, unless (1) the prior consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse or (2) one of the exceptions described in (2) or (3) of subsection (a) applies.

In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this Article, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of each class sharing equally:

(1)           spouse;

(2)           lineal descendants (including adopted and step-children), per stirpes;

(3)           surviving parents (equally); and

(4)           the Participant’s estate.

(c)           Form and Content of Spouse’s Consent.  A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent shall be in writing, must acknowledge the effect of such consent, and shall be witnessed by a notary public.  Such spouse’s consent shall be irrevocable, unless expressly made revocable.

Sec. 9.09         Required Distribution Dates.  Except as otherwise provided in this Section, the Benefit Commencement Date for any Participant shall not be later than the 60th day after the close of the Plan Year in which occurs the later of (i) the Participant attains his Normal Retirement Date, (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates employment with the Employer and all Affiliated Companies.  Notwithstanding any provision in the Plan to the contrary, a Participant’s Benefit Commencement Date shall not be later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) effective January 1, 2005, in the case of a Participant who is not a five-percent owner (within the meaning of section 416(i) of the Code) and either (A) who has attained age 70½ before January 1, 2005, the Participant may elect to have his Benefit Commencement Date on April 1 of the calendar year next following the calendar year in which he attains age 70½, or (B) who has not attained age 70½ before January 1, 2005, the calendar year in which the Participant terminates employment with the Employer and all Affiliated Companies.

All benefit distributions under the Plan shall be determined and made in accordance with section 401(a)(9) of the Code and the final and temporary regulations thereunder, including the minimum distribution incidental benefit requirement of Q&A-1(d) of section 1.401(a)(9)-5 of the final regulations, the provisions of which are hereby incorporated herein by reference.

Sec. 9.10         Domestic Relations Orders.

(a)           Effect of QDROs.  All benefits provided under this Plan are subject to the provisions of any QDRO in effect with respect to the Participant at the Participant’s Benefit Commencement Date, and are subject to diminution thereby.

(b)           Determination of QDRO Status.  Upon receipt of notification of any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law) (herein referred to as a “domestic relations order”), the Plan Administrator shall (a) notify the Participant and any prospective Alternate Payee named in the order of the receipt and date of receipt of such domestic relations order and of the Plan’s procedures for determining the status of the domestic relations order as a QDRO, and (b) within a reasonable period after receipt of such order, determine whether it constitutes a QDRO.

(c)           Determination Period.  During any period in which the issue of whether a domestic relations order is a QDRO is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account held by a Trustee the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to constitute a QDRO, provided that, if no payments would otherwise be made under the Plan to the Alternate Payee or to the Participant or a Beneficiary of the Participant while the status of the order as a QDRO is being determined, no segregation into a separate or escrow account shall be required.  If a domestic relations order is determined to be a QDRO within eighteen (18) months of the date of its receipt by the Plan Administrator (or from the beginning of any other period during which the issue of its being a QDRO is being determined by the Plan Administrator), the Plan Administrator shall cause to be paid to the persons entitled thereto the amounts, if any, held in the separate or escrow account referred to above.  If a domestic relations order is determined not to be a QDRO, or if the status of the domestic relations order as a QDRO is not finally resolved within such eighteen (18) month period, the Plan Administrator shall cause the separate or escrow account balance, with interest thereon, to be returned to the Participant’s credit, or to be paid to the person or persons to whom such amount would have been paid if there had been no such domestic relations order, whichever is appropriate.  Any subsequent determination that such domestic relations order is a QDRO shall be prospective in effect only.

(d)           Provisions Relating to Alternate Payees.

(1)           None of the payments, benefits or rights of any Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Alternate Payee.  No Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan.

(2)           Each Alternate Payee shall advise the Plan Administrator in writing of each change of his name, address or marital status, and of each change in the provisions of the QDRO or of any circumstance set forth therein which may be material to the Alternate Payee’s entitlement to benefits thereunder or the amount thereof.  Until such written notice has been provided to the Plan Administrator, the Plan Administrator shall be (i) fully protected in not complying with, and in conducting the affairs of the Plan in a manner inconsistent with, the information set forth in notice, and (ii) required to act with respect to such notice prospectively only, and then only to the extent provided for in the QDRO.  The Plan Administrator shall not be required to modify or reverse any payment, transaction or application of funds occurring before the receipt of any notice that would have affected such payment, transaction or application of funds, nor shall the Plan Administrator or any other party be liable for any such payment, transaction or application of funds.

(3)           Except as specifically provided for in the QDRO, an Alternate Payee shall have no right to interfere with the exercise by the Participant or by any Beneficiary of their respective rights, privileges and obligations under the Plan.

(4)           An Alternate Payee shall have the right to make a claim for any benefits awarded to the Alternate Payee pursuant to a QDRO, as provided in Article IX.

(5)           Any interest of an Alternate Payee in the Accounts of a Participant, other than an interest payable solely upon the Participant’s death pursuant to a QDRO which provides that the Alternate Payee shall be treated as the Participant’s surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

(6)           Notwithstanding anything in this Plan to the contrary, a QDRO may provide that any benefits of a Participant payable to an Alternate Payee that are separately accounted for shall be distributed immediately or at any other time specified in the order but not later than the latest date benefits would be payable to the Participant pursuant to this Article.  If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the Alternate Payee may elect, in writing on a form prescribed by the Plan Administrator to have benefits commence (A) in accordance with Section 9.01, 9.03 or 9.04 as of the earlier of (i) the Participant’s 50th birthday or (ii) the Participant’s Separation from Service or as of any date thereafter that is not later than the latest date on which benefits would be payable to the Participant pursuant to such Sections or (B) in accordance with Section 9.02, but as of the Alternate Payee’s death; provided, however, that in the event the amount payable to the Alternate Payee under the QDRO does not exceed $5,000, such amount shall be paid to the Alternate Payee in a single sum as soon as practicable following the Plan Administrator’s receipt of the order and verification of its status as a QDRO.

(7)           If a QDRO does not provide the form of distribution of benefits payable to an Alternate Payee, the Alternate Payee shall have the right to elect distribution in any form provided under the Plan with respect to the amounts assigned to the Alternate Payee, except that benefits may not be paid over a period exceeding the life expectancy of the Alternate Payee, determined as of the date of the first distribution.

(8)           If the QDRO does not specify the Participant’s Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant’s Accounts, and the Investment Funds in which such Accounts are invested (excluding any loan fund), on a pro rata basis, subject to section 72(m)(10) of the Code.

(9)           An Alternate Payee shall not be permitted to (A) make any withdrawals under Section 9.06, (B) borrow money under any Participant loan provisions under the Plan, or (C) receive communications with respect to the Plan except as specifically provided by law or regulation.

(10)         Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to designate a Beneficiary, in the same manner as provided in Section 9.08 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee’s death.  If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee’s estate.  Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum, as soon as administratively practicable after the Alternate Payee’s death, with or without the Beneficiary’s request for payment.

(11)         Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner as provided in Article VII with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.

(12)         Unless a QDRO establishing a separate account for an Alternate

Payee provides to the contrary, an Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights or tender offer response with respect to Company Stock held in the Company Stock Fund allocated to any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner as provided in Section 7.05 with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.

Sec. 9.11         Form of Benefit Payment.

(a)           General Rule.  Except as otherwise provided in subsection (b), all benefits payable under the Plan shall be paid in the form of a single-sum distribution.  Such distribution shall be in the form of cash, provided that, to the extent a Participant’s interest under the Plan is invested in the Company Stock Fund pursuant to Article VII, such Participant may elect to receive the distribution in the form of Company Stock.  Notwithstanding the foregoing, fractional shares of Company Stock shall be payable in the form of cash.

(b)           Payment of CIMA Account.  A Participant may elect, in writing, to have his CIMA Account paid to him in accordance with one or more of the following:

(1)           in a single sum; or

(2)           in partial withdrawals, provided the minimum withdrawal is $1.00.

Sec. 9.12         Optional Trustee-to-Trustee Transfers.  In the event any payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an Alternate Payee who is the former spouse or spouse of a Participant, would constitute an “eligible rollover distribution,” such individual may request that such payment or payments be transferred directly from the Trust to the trustee of an “eligible retirement plan.”  Any such request shall be made in writing, on the form prescribed by the Plan Administrator for such purpose, at such time in advance as the Plan Administrator may specify.  Notwithstanding the foregoing, any eligible rollover distribution in excess of $1,000 but not in excess of $5,000 made after the effective date of final regulations issued by the Department of Labor with respect to section 401(a)(31)(B) of the Code shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive such distribution.

                                        For purposes of this Section 9.12,

                                        (1) “eligible rollover distribution” shall mean a distribution from the Plan, excluding (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or life expectancies) of the individual and individual’s designated Beneficiary, or a specified period of ten (10) or more years, (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (C) any hardship distribution; and

                                        (2) “eligible retirement plan” shall mean (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (C) an annuity plan described in section

403(a) of the Code, (D) a qualified plan the terms of which permit the acceptance of rollover distributions, (E) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code that shall separately account for the distribution, or (F) an annuity contract described in section 403(b) of the Code; provided, however, that with respect to a distribution (or portion of a distribution) consisting of after-tax employee contributions, “eligible rollover plan” shall mean a plan described in clause (D) that separately accounts for such amounts or a plan described in clause (A) or (B).

Sec. 9.13         Post Distributions Credits.  In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution), there shall remain in the Participant’s Account any funds, or any funds shall be subsequently credited to such Account, such additional funds, to the extent vested, shall be paid to the Participant or applied for the Participant’s Account as promptly as practicable.  No interest or earnings shall be payable with respect to any such post-distribution credits.

ARTICLE X

PARTICIPANT LOANS

Sec. 10.01       In General.

(a)           Permissibility.  Loans to Participants who are parties in interest as defined in ERISA shall be allowed if, and only if, the Plan Administrator determines that such loans are to be made.  The determination as to whether or not Participant loans are to be allowed shall be completely within the discretion of the Plan Administrator.  The Plan Administrator shall have the right to require any applicant for a Participant loan to secure the written consent of any party for whose benefit there exists a QDRO in respect to the Participant’s interest under the Plan.

(b)           Application.  Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Plan Administrator, the Trustee, upon application by such Participant on forms approved by the Plan Administrator, may make a loan or loans to such applicant.  As an alternative to a written application, to the extent permitted by the Trustee, each Participant may apply by telephonic or electronic means for a loan.

(c)           Limitation on Amount.  Loans shall be at least $1,000 in amount and in no event shall total loans exceed the lesser of (1) 50% of the total vested balance credited to such Participant’s Account, less the amount of all loans outstanding at the time the new loan is to be made, or (2) $50,000, less the excess of the highest outstanding balance of all loans during the one-year period ending on the day before the date on which the loan is made over the outstanding balance of loans made to the Participant on the date such loan is made.  Loans under any other qualified plan sponsored by the Employer shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

(d)           Equality of Borrowing Opportunity.  Loans shall be available to all Participants and Beneficiaries who are parties in interest on a reasonably equivalent basis, provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of credit worthiness.  Subject to considerations relating to a Participant’s credit worthiness and ability or deemed ability to repay the loan, loans shall not be made available to Participants or Beneficiaries who are or were Highly Compensated Employees in an amount (when calculated as a percentage of the borrower’s vested Account balance) greater than the amount (similarly calculated) available to other Participants.  In addition, loans shall not be made to the extent the Plan Administrator determines, in accordance with the provisions of Section 9.07, that the loan is requested on account of an immediate and heavy financial need of the Participant, the loan is necessary to satisfy such financial need, and the amount necessary to satisfy such financial need exceeds the limitations of Section 10.01(c).

Sec. 10.02       Loans as Trust Fund Investments.  All loans shall be considered as fixed income investments of a segregated account of the Trust Fund directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:

(a)           Security.  All loans shall be secured by the pledge of one-half of the Participant’s or Beneficiary’s entire interest in the Trust Fund, and by the pledge of such further collateral as the Plan Administrator, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan.

(b)           Interest Rate.  Interest shall be charged at a rate fixed in accordance with procedures established by the Plan Administrator.

(c)           Loan Term.  Loans shall be for terms not to exceed five (5) years, except that loans taken for the purpose of acquiring any dwelling unit which is to be used as a principal residence of the Participant may be for periods longer than five (5) years.  Loans shall be for terms of up to five (5) years; provided, however, that if the Participant is absent due to Qualified Military Service, loan payments shall be suspended during such absence and shall resume following the completion of the period of Qualified Military Service.  Any such resumed payments shall be made, following the period of Qualified Military Service, at least as frequently as, and in an amount not less than, the original loan payments.  In the event of Qualified Military Service, the terms of the loan may be a period not to exceed the original term of the loan plus the period of Qualified Military Service.  To the extent that a Participant or Beneficiary becomes entitled to the payment of benefits under Section 9.01, 9.02, 9.03, or 9.04, the outstanding balance of any loans shall become immediately due and payable and the Participant or Beneficiary may satisfy the loan by paying the outstanding balance in full.  To the extent the outstanding balance is not repaid, the amount of any outstanding loan shall be deducted from the vested portion of the Participant’s Account before any benefit is distributed.  In the case of a benefit which becomes payable to the Participant or a Beneficiary pursuant to Section 9.01, 9.02, 9.03 or 9.04, the deduction described in the preceding sentence shall occur on the earliest date on which the Participant or Beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made.  Loans shall be non-renewable and non-extendable.

(d)           Default and Remedies.  If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the borrower or his Beneficiary, and any other security pledged shall be sold by the Trustee at public or private sale as soon as is practicable after such default.  The proceeds of any sale shall first be applied to pay the expenses of conducting the sale, including reasonable attorneys’ fees, and then to pay any sums due from the borrower to the Trust Fund, with such payment to be applied first to accrued interest and then to principal.  The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

(e)           Loan Statement.  Every Participant or Beneficiary receiving a loan hereunder will receive a statement from the Plan Administrator clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges.  The statement will provide all information required to meet applicable “truth-in- lending” laws.

(f)            Restriction on Loans.  The Plan Administrator will not approve any loan if it is the belief of the Plan Administrator that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or section 4975(c) of the Code), would constitute a distribution taxable for Federal income tax purposes, or would imperil the status of the Plan or any part thereof under section 401(k) of the Code.

(g)           Prepayment.  Loans may be prepaid in full in cash, in shares of Company Stock previously acquired by the Participant and held outside the Plan or in a combination of cash and such shares at any time without penalty, but no such prepayment shall be accepted unless it is a payment of the balance of all the outstanding loans or the balance of either one of the outstanding loans.  The value of Company Stock used to prepay the loan shall be determined in accordance with procedures established by the Plan Administrator.

(h)           Repayment.  Loan repayments to the Plan by the Participant shall be invested in the Investment Funds on the basis of the Participant’s current investment election under Section 7.02, or the Participant’s most recent investment election if no investment election is currently in effect, unless the Participant elects otherwise in accordance with rules prescribed by the Plan Administrator.

(i)            Loan Fees.  Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Plan Administrator, against the Account of the Participant to whom the loan is granted.

ARTICLE XI

PROVISIONS RELATING TO TOP-HEAVY PLANS

Sec. 11.01       Special Definitions.  For purposes of this Article XI, the following terms shall have the following meanings:

(a)           “Aggregation Group” shall mean the group of qualified plans sponsored by the Employer or by an Affiliated Company formed by including in such group (i) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, including any terminated plan that was maintained within the five year period ending on the Determination Date, (ii) all such plans which enable any plan described in clause (i) to meet the requirements of either section 401(a)(4) of the Code or section 410 of the Code, and (iii) such other qualified plans sponsored by the Employer or an Affiliated Company as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

(b)           “Five-percent Owner” shall mean, as to any entity, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding series of stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of such entity.  Where an entity is not a corporation, a person shall be considered a “Five-percent Owner” if he owns more than five-percent (5%) of either the capital or the profits interest in the entity.  The rules of subsections (b), (c) and (m) of section 414 of the Code shall not apply for purposes of determining ownership in the Employer.

(c)           “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date or during the Plan Year that includes the Determination Date, was any of the following:

(1)           An officer of the Employer or of an Affiliated Company having an annual Statutory Compensation of more than $130,000 (as adjusted under section 416(i)(1)(A) of the Code).  An individual shall be considered an officer only if he (A) is in the regular and continuous employ of the Employer or Affiliated Company, (B) has been designated as an officer pursuant to election or appointment by the board of directors or other person or governing body having authority to elect or appoint officers of the Employer or Affiliated Company, and (C) is an administrative executive.  The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and the regulations published thereunder.

(2)           A Five-percent Owner of the Employer.

(3)           A person who is both an Employee whose annual Statutory Compensation from the Employer and all Affiliated Companies exceeds one hundred fifty thousand dollars ($150,000) and who is a One-percent Owner.  For purposes of this clause, a

One-percent Owner shall have the same meaning as a Five-percent Owner if “one percent (1%)” is substituted for “five percent (5%)” each place it appears in the definition of Five-percent Owner.

The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

(d)           “Key Employee Ratio” shall mean the ratio for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by comparing the amount described in subsection (a) hereof with the amount described in subsection (b) hereof, after deduction from both such amounts of the amount described in subsection (c) hereof.

(1)           The amount described in this clause (1) is the sum of (A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) either (i) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date, or (ii) the sum of the amount of any in-service distributions during the period of five (5) Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Key Employee for all plans in the Aggregation Group.

(2)           The amount described in this clause (2) is the sum of (A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) either (i) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date or (ii) the sum of the amount of any in-service distributions during the period of five (5) Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Participant from all plans in the Aggregation Group.

(3)           The amount described in this clause (3) is the sum of (A) all rollover contributions (or similar transfers) to the Plan initiated by an Employee from a plan sponsored by an employer which is not the Employer or an Affiliated Company, (B) any amount that would have been included under clause (1) or (2) hereof with respect to any individual who has not rendered service to any Employer at any time during the one-year period ending on the Determination Date, and (3) any amount that is included in clause (2) hereof for, on behalf of, or on account of, a person who is a Non-key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Employer and all

Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

(e)           “Non-key Employee” shall mean any person who is employed by the Employer in any Plan Year, but who is not a Key Employee as to that Plan Year.

Sec. 11.02       Determination of Top-Heavy Status.  The Plan shall be deemed “top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions are met:

(a)           The Plan is not part of an Aggregation Group and the Key Employee Ratio under the Plan exceeds sixty percent (60%), or

(b)           The Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds sixty percent (60%).

The Plan shall be deemed “super top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, the conditions of subsections (a) or (b) hereof are met with “ninety percent (90%)” substituted for “sixty percent (60%)” therein.

Sec. 11.03       Top-Heavy Plan Minimum Allocation.

(a)           General Rule.  The aggregate allocation made under the Plan to the Account of each active Participant who is a Non-key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of the Employer or an Affiliated Company through the end of such Plan Year (whether or not in the status of Employee) shall be not less than the lesser of:

(1)           Three percent (3%) of the Statutory Compensation of each such Participant for such Plan Year; or

(2)           The percentage of such Statutory Compensation so allocated under the Plan to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

If any person who is an active Participant in the Plan is a Participant under any defined benefit pension plan qualified under section 401(a) of the Code sponsored by the Employer or an Affiliated Company, there shall be substituted “Four percent (4%)” for “Three percent (3%)” in clause (1) above.  For the purposes of determining whether or not the provisions of this Section have been satisfied, (i) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or state law are disregarded; (ii) all defined contribution plans in the Aggregation Group shall be treated as a single plan; and (iii) elective deferrals under all plans in the Aggregation Group shall be disregarded.  For the purposes of determining whether or not the requirements of this Section have been satisfied, contributions allocable to the account of the Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section.  Clause (2) above shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either section 401(a)(4) or section 410 of the Code.

(b)           Exceptions to the General Rule.  The provisions of subsection (a) above shall not apply to any Participant for a Plan Year if, with respect to that Plan Year:

(1)           such Participant was an active participant in a qualified defined benefit pension plan sponsored by the Employer or by an Affiliated Company under which plan the Participant’s accrued benefit is not less than the minimum accrued pension benefit that would be required under section 416(c)(1) of the Code, treating such defined benefit pension plan as a Top-Heavy Plan and treating all such defined benefit pension plans as constitute an Aggregation Group as a single plan; or

(2)           such Participant was an active participant in a qualified defined contribution plan sponsored by the Employer or by an Affiliated Company under which plan the amount of the employer contribution allocable to the account of the Participant for the accrual computation period of such plan ending with or within the Accrual Computation Period, exclusive of amounts by which the Participant’s compensation was reduced pursuant to a salary reduction agreement or similar arrangement, is not less than the contribution allocation that would be required under section 416(c)(2) of the Code under this Plan.

ARTICLE XII

PLAN ADMINISTRATOR

Sec. 12.01       Appointment and Tenure.  The Plan Administrator shall consist of a committee of one (1) or more persons who shall serve at the pleasure of the Board of Directors.  Any committee member may resign by delivering his written resignation to the Company.  Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors.  Until the Board of Directors so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee.  If no person has been appointed to the committee, or if no person remains on the committee, the Company shall be deemed to be the Plan Administrator.

Sec. 12.02       Meetings; Majority Rule.  Any and all acts of the Plan Administrator taken at a meeting shall be by a majority of all members of the committee.  The Plan Administrator may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have been given at least five (5) days’ written notice (or twenty-four (24) hours notice by telephone) of such meeting or have waived notice.  The Plan Administrator may also act by unanimous consent in writing without the formality of convening a meeting.

Sec. 12.03       Delegation.  The Plan Administrator may, by written majority decision, delegate to each or any one of its members, or to any other duly appointed designee, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he alone may sign any document required by third parties.

The President shall appoint the Chairperson of the Plan Administrator.  The Chairperson shall preside at all meetings of the committee or shall delegate such responsibility to another committee member.  The committee shall elect one person to serve as Secretary of the committee.  All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Plan Administrator.

Sec. 12.04       Authority and Responsibility of the Plan Administrator.  The Plan Administrator shall be the Plan “administrator” as such term is defined in section 3(16) of ERISA, and as such shall have the following duties and responsibilities:

(a)           to maintain and preserve records relating to Plan Participants, former Participants, and their Beneficiaries;

(b)           to prepare and furnish to Participants all information and notices required under Federal law or the provisions of this Plan;

(c)           to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(d)           to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

(e)           to determine all questions regarding eligibility of employees and the rights of Participants, Beneficiaries, and Alternate Payees, to make factual determinations, to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

(f)            to engage assistants and professional advisers;

(g)           to arrange for bonding, if required by law;

(h)           to provide procedures for determination of claims for benefits;

(i)            to determine whether any domestic relations order constitutes a QDRO (as defined in Section 9.10) and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order;

(j)            to make such determinations as are required pursuant to the provisions of Sections 9.06 and 9.07 hereof;

(k)           to retain records on elections and waivers by Participants, their spouses and their Beneficiaries, all as further set forth herein; and

(l)            to establish or amend procedures relating to the administration of the Plan, including but not limited to QDRO and loan procedures.

Sec. 12.05       Reporting and Disclosure.  The Plan Administrator shall keep all individual and group records relating to Plan Participants and Beneficiaries, and all other records necessary for the proper operation of the Plan.  Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally.  The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder.  This provision shall not be construed as imposing upon the Plan Administrator the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

Sec. 12.06       Construction of the Plan.  The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error.  The Plan Administrator shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan.  The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan.  All such determinations, corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive upon the parties, subject only to determinations by the Named Appeals Fiduciary with respect to denied claims for benefits.

Sec. 12.07       Engagement of Assistants and Advisers.  The Plan Administrator shall have the right to hire, at the expense of the Trust Fund, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

(a)           investment managers and/or advisers;

(b)           accountants;

(c)           actuaries;

(d)           attorneys;

(e)           consultants;

(f)            clerical and office personnel; and

(g)           medical practitioners.

The expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Plan Administrator.  The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses.  Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.

Sec. 12.08       Bonding.  The Plan Administrator shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by the Plan.

Sec. 12.09       Compensation of the Plan Administrator.  The Plan Administrator shall serve without compensation for its services as such, but all expenses of the Plan Administrator shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

Sec. 12.10       Indemnification of the Plan Administrator.  Each member of the committee constituting the Plan Administrator shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as Plan Administrator except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties.  The foregoing right to indemnification shall be in addition to such other rights as the committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation.  Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the committee member may be entitled pursuant to the bylaws of the Company.  Service on the committee as a Plan Administrator shall be deemed in partial fulfillment of the committee member’s function as an employee, officer and/or director of the Company, if he serves in that capacity as well as in the role of committee member.

ARTICLE XIII

ALLOCATION AND DELEGATION OF AUTHORITY

Sec. 13.01       Authority and Responsibilities of the Board of Directors.  The Board of Directors, acting directly or through a committee of its members, shall serve as a “Named Fiduciary” having the following (and only the following) authority and responsibility:

(a)           to establish, and communicate to the Trustee through the Plan Administrator, a funding policy for the Plan;

(b)           to appoint the Trustee and to monitor its performances;

(c)           to appoint an Investment Manager (or to refrain from such appointment), to monitor the performance of the Investment Manager so appointed, and to terminate such appointment (more than one Investment Manager may be appointed and in office at any time pursuant hereto).

(d)           to appoint the Plan Administrator; and

(e)           to appoint an Investment Committee.

Sec. 13.02       Authority and Responsibilities of the Plan Administrator.  The Plan Administrator shall have the authority and responsibilities imposed by Article XIII hereof.  With respect to the said authority and responsibility, the Plan Administrator shall be a “Named Fiduciary,” and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.

Sec. 13.03       Authority and Responsibility of the Investment Committee.  The Investment Committee shall have the authority and responsibility imposed by Article XIII hereof and elsewhere in the Plan and Trust Agreement.  With respect to said authority and responsibility, the Plan Administrator shall be a “Named Fiduciary,” and as such, shall have no authority or responsibility other than as granted in the Plan or Trust Agreement or as imposed by law.

Sec. 13.04       Authority and Responsibilities of the Trustee.  The Trustee shall have the powers and duties set forth in the Trust Agreement.

Sec. 13.05       Limitations on Obligations of Named Fiduciaries.  No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law.  A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary’s authority or delegated responsibility.

ARTICLE XIV

CLAIMS PROCEDURES

Sec. 14.01       Application for Benefits.  Each Participant and/or Beneficiary believing himself or herself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Plan Administrator an application for benefits on a form supplied by the Plan Administrator.  Before the date on which benefit payments commence, each such application must be supported by such information and data as the Plan Administrator deems relevant and appropriate.  Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.

Sec. 14.02       Appeals of Denied Claims for Benefits.  In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing or electronically by the Plan Administrator. The notice advising of the denial shall be furnished to the Participant, Beneficiary or Alternate Payee within ninety (90) days of receipt of the benefit claim by the Plan Administrator, unless special circumstances require an extension of time to process the claim.  If an extension is required, the Plan Administrator shall provide notice of the extension prior to the termination of the ninety (90) day period.  In no event may the extension exceed a total of one hundred eighty (180) days from the date of the original receipt of the claim. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant, Beneficiary or Alternate Payee, as the case may be, of the procedure for the appeal of such denial and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.  All appeals shall be made by the following procedure:

(a)           The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial.  Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based.  In connection with any such appeal, the Participant, Beneficiary or Alternate Payee shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.  The Participant or Beneficiary may request a hearing.  Appeals not timely filed shall be barred.

(b)           In the event the Participant or Beneficiary requests a hearing, the Plan Administrator shall, within thirty (30) days of receipt of the Participant’s or Beneficiary’s request for a hearing, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the Named Appeals Fiduciary in support of his appeal.  The Participant or Beneficiary shall be given not less than ten (10) days’ notice of the date set for the hearing.

(c)           The Named Appeals Fiduciary shall consider the merits of the claimant’s written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant, without regard as to whether such information was submitted or considered in the initial determination.  If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant’s written presentation had been made.

(d)           The Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written or electronic statement setting forth (1) the reasons therefor, (2) specific references to the pertinent Plan provisions on which the decision is based, (3) a description of the claimant’s right to, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits, (4) a description of any voluntary appeal procedures offered by the Plan and (5) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.  Any determination rendered by the Named Appeals Fiduciary shall be final and binding upon all parties.

Sec. 14.03       Appointment of the Named Appeals Fiduciary.  The Named Appeals Fiduciary shall be the person or persons named by the Plan Administrator as the Named Appeals Fiduciary.  Named Appeals Fiduciaries may at any time be removed by Plan Administrator.  All such removals may be with or without cause and shall be effective on the date stated in the notice of removal.  The Named Appeals Fiduciary shall be a “named fiduciary” within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

ARTICLE XV

AMENDMENT AND TERMINATION

Sec. 15.01       Amendment.  The provisions of the Plan may be amended at any time and from time to time by the Company, provided, however, that:

(a)           No amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of that party;

(b)           No amendment shall deprive any Participant or Beneficiary of any of the benefits to which he is entitled under the Plan with respect to contributions previously made, decrease the balance in any Participant’s Account, or result in the elimination or reduction of a benefit “protected” under section 411(d)(6) of the Code; and

(c)           No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.

Each amendment shall be approved by the Board of Directors by resolution or by written instrument executed by its duly appointed delegatee.  Notwithstanding the foregoing, the Chief Executive Officer of the Company may make all technical, administrative, regulatory and compliance amendments to the Plan, and any other amendment that will not significantly increase the cost of the Plan to the Employer, as the Senior Vice President, Human Resources shall deem necessary or appropriate without such approval.

Each Employer, by its adoption of the Plan, delegates to the Board of Directors, or its duly appointed delegatee, the full power and authority to amend the Plan as aforesaid, in its stead and on its behalf.

Sec. 15.02       Plan Termination.

(a)           Right Reserved.  While it is the Company’s intention to continue the Plan indefinitely in operation, the right is, nevertheless, reserved to terminate the Plan in whole or in part, by or pursuant to formal action taken by the Board of Directors.  Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount standing to his credit in his Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason.  Plan termination shall be effective as of the date specified by resolution of the Board of Directors, subject, however, to the provisions of Section 15.04 hereof.

(b)           Effect on Participants.  Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under the Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants, Beneficiaries and Alternate Payees or to meet the administrative expenses of the Plan.  Upon termination of the Plan, Accounts shall be distributed in accordance with applicable law.

Sec. 15.03       Complete Discontinuance of Employer Contributions.  While it is the Company’s intention to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of the Plan, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions.  Such complete discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, as set forth in Section 15.02, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund pursuant to Section 15.02.

Sec. 15.04       Suspension of Employer Contributions.  The Company shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to the Plan.  Such suspension shall have no effect on the operation of the Plan except as set forth below:

(a)           If the Board of Directors determines by resolution that such suspension shall be permanent, a permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

(b)           If such suspension becomes a plan termination, a complete discontinuance of contributions will be imputed.  In such case, the permanent discontinuance, with resultant full vesting for all affected Participants, shall be deemed to have occurred on the earlier of:

(1)           the date specified by resolution of the Board of Directors or established as a matter of equity by the Plan Administrator, or

(2)           the last day of the first Plan Year which meets both of the following criteria: (A) no Employer contributions were made for that, or for any subsequent Plan Year, and (B) there existed for such Plan Year Net Income out of which Employer contributions could have been made, and the existence of such Net Profits was known to the Board of Directors in time to make deductible contributions for such Plan Year.

Sec. 15.05       Mergers and Consolidations of Plans.  In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer in the Plan in which he was then a Participant (had such Plan been terminated at that time).  For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Sec. 16.01       Nonalienation of Benefits.

(a)           Except as provided in Section 16.01(b), or pursuant to an order of a court of competent jurisdiction to the contrary, none of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary.  Except as provided in Section 16.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.

(b)           Compliance with the provisions and conditions of (1) any QDRO pursuant to Section 9.10, (2) a federal tax levy made pursuant to section 6331 of the Code or (3) subject to the provisions of section 401(a)(13) of the Code, a judgement relating to the Participant’s conviction of a crime involving the Plan, or a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 subtitle B of title I of ERISA shall not be considered a violation of this provision.

Sec. 16.02       No Contract of Employment.  Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

Sec. 16.03       Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Sec. 16.04       Heirs, Assigns and Personal Representatives.  This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future and all persons for whose benefit there exists any QDRO (as defined in Section 9.10) with respect to any Participant (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

Sec. 16.05       Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Sec. 16.06       Gender and Number.  Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

Sec. 16.07       Controlling Law.  This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.

Sec. 16.08       Funding Policy.  The Board of Directors, or a committee of its members, shall establish, and communicate through the Plan Administrator to the Trustee, a funding policy consistent with the objectives of the Plan and of the Trust Fund.  Such policy will be in writing and shall have due regard for the emerging liquidity needs of the Trust Fund.  Such funding policy shall also state the general investment objectives of the trusts and the philosophy upon which maintenance of the Plan is based.

Sec. 16.09       Title to Assets.  No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or out of the assets of the Trust Fund.  All payments of benefits as provided for in the Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

Sec. 16.10       Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Employer and all other parties with respect thereto.

Sec. 16.11       Reliance on Data and Consents.  The Employer, the Trustee, the Plan Administrator, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his or her Beneficiaries, including, without limitation, data with respect to age, health and marital status.  Furthermore, the Employer, the Trustee, the Plan Administrator and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation.  None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants and Beneficiaries to advise the appropriate parties of any change in such data.

Sec. 16.12       Lost Payees.  A benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant, a spouse or a Beneficiary to whom payment is due, provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan, the Company has caused the same to be executed by its duly authorized representative this 10th day of March 2005.

ATTEST:	CEPHALON, INC.

/s/ Carl A. Savini	By:	/s/ Frank Baldino, Jr

	Title:	Chairman & CEO